Exhibit 10.7

BIOND PHOTONICS INC.

FOUNDER’S RESTRICTED STOCK PURCHASE AGREEMENT

This Agreement is made and entered into as of October 27, 2020 (the “Effective Date”) by and between Biond Photonics Inc. (the “Company”), a California corporation, and Jonathan Klamkin the “Purchaser”).

1. PURCHASE OF SHARES. On the Effective Date and subject to the terms and conditions of this Agreement, Purchaser hereby purchases from the Company, and Company hereby sells to Purchaser, an aggregate of One Million Two Hundred Fifty Thousand (1,250,000) shares of the Company’s Common Stock, no par value per share (the “Shares”), at an aggregate purchase price of Ten Thousand Dollars ($10,000.00) (the “Purchase Price”) or $0.0008 per Share (the “Purchase Price Per Share”). As used in this Agreement, the term “Shares” refers to the Shares purchased under this Agreement and includes all securities received (a) in substitution of the Shares, (b) as a result of stock dividends or stock splits with respect to the Shares, and (c) in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

2. PAYMENT OF PURCHASE PRICE; CLOSING.

2.1 Deliveries by Purchaser. Purchaser hereby delivers to the Company: (a) a duly executed copy of this Agreement, (b) two (2) copies of a blank Stock Power and Assignment Separate from Stock Certificate in the form of Exhibit 1 attached hereto (the “Stock Powers”), both executed by Purchaser (and Purchaser’s spouse, if any), (c) if Purchaser is married, a Spouse Consent in the form of Exhibit 2 attached hereto (the “Spouse Consent”) duly executed by Purchaser’s spouse, and (d) payment of the Purchase Price by delivery to the Company of a check in the amount of $10,000.00, a copy of which is attached hereto as Exhibit 4.

2.2 Deliveries by the Company. Upon its receipt of the entire Purchase Price and all the documents to be executed and delivered by Purchaser to the Company under Section 2.1, the Company will issue a duly executed stock certificate evidencing the Shares in the name of Purchaser, registered in Purchaser’s name, with such certificate to be placed in escrow as provided in Section 8 until expiration or termination of both the Company’s Right of First Refusal and Repurchase Option as described in Sections 5 and 6.

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to the Company as follows.

3.1 Purchase for Own Account for Investment. Purchaser is purchasing the Shares for Purchaser’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “1933 Act”). Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.

3.2 Access to Information. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

3.3 Understanding of Risks. Purchaser is a founder of the Company and is fully aware of: (a) the highly speculative nature of the investment in the Shares; (b) the financial hazards involved; (c) the lack of liquidity of the Shares and the restrictions on transferability of the Shares, including those set forth in the Company’s Bylaws (the “Bylaws”) (e.g., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (d) the qualifications and backgrounds of the management of the Company; and (e) the tax consequences of investment in the Shares.

3.4 Purchaser’s Qualifications. Purchaser has a preexisting personal or business relationship with the Company and/or certain of its officers and/or directors of a nature and duration sufficient to make Purchaser aware of the character, business acumen and general business and financial circumstances of the Company and/or such officers and directors. By reason of Purchaser’s business or financial experience, Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

3.5 No General Solicitation. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

3.6 Compliance with Securities Laws. Purchaser understands and acknowledges that, in reliance upon the representations and warranties made by Purchaser herein, the Shares are not being registered with the Securities and Exchange Commission (“SEC”) under the 1933 Act or being qualified under applicable state securities laws, but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the 1933 Act and applicable state securities laws which impose certain restrictions on Purchaser’s ability to transfer the Shares.

3.7 Restrictions on Transfer. Purchaser understands that Purchaser may not transfer any Shares unless such Shares are registered under the 1933 Act and qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Purchaser understands that only the Company may file a registration statement with the SEC or applicable state securities commissioners and that the Company is under no obligation to do so with respect to the Shares. Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by Purchaser. In addition, Purchaser acknowledges and agrees that the Shares shall be subject to the restrictions on transferability and resale set forth in the Bylaws, and Purchaser may not transfer any Shares unless such transfer is effected in compliance with the restrictions on transferability and resale set forth in the Bylaws and the terms thereof.

3.8 Rule 144. In addition, Purchaser has been advised that SEC Rule 144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of six months, and in certain cases one year, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Purchaser remains an “affiliate” of the Company and certain information about the Company (as defined in Rule 144) is not publicly available.

4. MARKET STANDOFF AGREEMENT. Purchaser agrees in connection with any registration of the Company’s securities under the 1933 Act that, upon the request of the Company or the underwriters managing any registered public offering of the Company’s securities, Purchaser will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the managing underwriters may specify for employee-shareholders generally. For purposes of this Section 4, the term “Company” shall include any wholly owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Shares subject to this Section and to impose stop transfer instructions with respect to the Shares until the end of such period. Purchaser further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing and that such underwriters are express third party beneficiaries of this Section 4.

5. RIGHT OF FIRST REFUSAL. Unvested Shares (defined in Section 6.2 below) may not be sold or otherwise transferred by Purchaser without the Company’s prior written consent. Subject to the restrictions on transfer set forth in the Bylaws, before any Vested Shares (defined in Section 6.2 below) held by Purchaser or any transferee of such Vested Shares (either sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law), the Company and/or its assignee(s) will have a right of first refusal to purchase the Shares to be sold or transferred (the “Offered Shares”) on the terms and conditions set forth in this Section (the “Right of First Refusal”).

5.1 Notice of Proposed Transfer. The Holder of the Offered Shares will deliver to the Company a written notice (the “Notice”) stating: (a) the Holder’s bona fide intention to sell or otherwise transfer the Offered Shares; (b) the name and address of each proposed purchaser or other transferee (the “Proposed Transferee”); (c) the number of Offered Shares to be transferred to each Proposed Transferee; (d) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares (the “Offered Price”); and (e) that the Holder acknowledges this Notice is an offer to sell the Offered Shares to the Company and/or its assignee(s) pursuant to the Company’s Right of First Refusal at the Offered Price as provided for in this Agreement.

5.2 Exercise of Right of First Refusal. At any time within thirty (30) days after the date the Notice was effective in accordance with Section 12.1 hereof, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (or, with the consent of the Holder, less than all) the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price determined in accordance with Section 5.3 below.

5.3 Purchase Price. The purchase price for the Offered Shares purchased under this Section will be the Offered Price, provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift), the purchase price will be the fair market value of the Offered Shares as determined in good faith by the Company’s Board of Directors. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration, as determined in good faith by the Company’s Board of Directors, will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

5.4 Payment. Payment of the purchase price for the Offered Shares will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding indebtedness owed by the Holder to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof. The purchase price will be paid without interest within sixty (60) days after the Company’s receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

5.5 Holder’s Right to Transfer. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Offered Shares to each Proposed Transferee at the Offered Price or at a higher price, provided that (a) such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice, (b) any such sale or other transfer is effected in compliance with all applicable securities laws, and (c) each Proposed Transferee agrees in writing that the provisions of this Section will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to each Proposed Transferee within such one hundred twenty (120) day period, then a new Notice must be given to the Company, pursuant to which the Company will again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

5.6 Exempt Transfers. Notwithstanding anything to the contrary in this Section, the following transfers of Vested Shares will be exempt from the Right of First Refusal: (a) the transfer of any or all of the Vested Shares during Purchaser’s lifetime by gift or on Purchaser’s death by will or intestacy to Purchaser’s “Immediate Family” (as defined below) or to a trust for the benefit of Purchaser or Purchaser’s Immediate Family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section will continue to apply to the transferred Vested Shares in the hands of such transferee or other recipient; (b) except as provided in Section 5.7 clause (b) below, any transfer or conversion of Vested Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations; or (c) any transfer of Vested Shares pursuant to the winding up and dissolution of the Company. As used herein, the term “Immediate Family” will mean Purchaser’s spouse or Spousal Equivalent, the lineal descendant or antecedent, brother or sister, of Purchaser or Purchaser’s spouse or Spousal Equivalent, or the spouse or Spousal Equivalent, of any lineal descendant or antecedent, brother or sister of Purchaser, or Purchaser’s spouse or Spousal Equivalent, whether or not any of the above are adopted. As used herein, a person is deemed to be a “Spousal Equivalent” if the relevant person and the related party are registered as “domestic partners” under the laws of the State of New York or any other law having similar effect or provided the following circumstances are true: (a) irrespective of whether or not the relevant person and the Spousal Equivalent are the same sex, they are the sole spousal equivalent of the other for the last twelve (12) months, (b) they intend to remain so indefinitely, (c) neither are married to anyone else, (d) both are at least eighteen (18) years of age and mentally competent to consent to contract, (e) they are not related by blood to a degree of closeness that which would prohibit legal marriage in the state in which they legally reside, (f) they are jointly responsible for each other’s common welfare and financial obligations, and (g) they reside together in the same residence for the last twelve (12) months and intend to do so indefinitely.

5.7 Termination of Right of First Refusal. The Right of First Refusal will terminate as to all Shares (a) on the effective date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the 1933 Act (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan) or (b) on any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Securities Exchange Act of 1934, as amended.

6. COMPANY’S REPURCHASE OPTION. The Company and/or its assignees shall have the option to repurchase all or a portion of the Unvested Shares (defined in Section 6.2 below) on the terms and conditions set forth in this Section (the “Repurchase Option”) if Purchaser ceases to be employed by the Company (as defined herein) for any reason, or no reason, including without limitation Purchaser’s death, disability, voluntary resignation or termination by the Company with or without cause.

6.1 Definition of “Employed by the Company”; “Termination Date”. For purposes of this Agreement, Purchaser will be considered to be “employed by the Company” if the Board of Directors of the Company (the “Board”) determines that Purchaser is rendering substantial services as an officer, employee, consultant or independent contractor to the Company or to any Affiliate of the Company. In case of any dispute as to whether Purchaser is employed by the Company, the Board shall have sole discretion to determine whether Purchaser has ceased to be employed by the Company or any Affiliate and the effective date on which Purchaser’s employment terminated (the “Termination Date”). An “Affiliate” means any entity that owns, directly or indirectly, stock representing more than fifty percent (50%) of the total combined voting power of all classes of stock of the Company or any entity in which the Company owns, directly or indirectly, equity interests representing more than fifty percent (50%) of the voting power of such entity.

6.2 Unvested and Vested Shares.

6.2.1 Vesting Schedule. Shares that are vested pursuant to the schedule set forth herein are “Vested Shares”. Shares that are not vested pursuant to the schedule set forth herein are “Unvested Shares.” Unvested Shares may not be sold or otherwise transferred by Purchaser without the Company’s prior written consent. On the Effective Date twenty percent (20%) of the Shares are Vested Shares and the remaining One Million Shares will be Unvested Shares. If Purchaser has continuously been employed by the Company or any Affiliate, at all times from the Effective Date until November 30, 2020 (the “First Vesting Date”), then on the First Vesting Date 1/48th of the Unvested Shares will become Vested Shares; and thereafter, for so long (and only for so long) as Purchaser remains continuously employed by the Company or any Affiliate or successor (referred to collectively with the Company in this Section 6.2 as the “Company”) at all times after the First Vesting Date, on the last day of each succeeding calendar month after the First Vesting Date, an additional 1/48th of the Unvested Shares will become Vested Shares. No Unvested Shares will become Vested Shares after the Termination Date. If the application of the vesting percentage results in a fractional share, such share shall be rounded down to the nearest whole share for each month except for the last month in such vesting period, at the end of which last month the balance of Unvested Shares shall become fully Vested Shares.

6.2.2 Acceleration of Vesting Following Change of Control and Termination. In addition to any Shares that have become Vested Shares pursuant to Section 6.2.1 hereof, if there is a Change of Control and if, during the period of time commencing ninety (90) days prior to the execution of a definitive agreement providing for the consummation of such Change of Control and ending on the one-year anniversary of the consummation of such Change of Control, Purchaser’s employment by the Company is terminated by the Company, other than for Cause, or is terminated by Purchaser for Good Reason, then, effective as of such termination, 100% of the Shares that are Unvested Shares as of such termination will become Vested Shares at the time of such termination.

As used in this Section 6.2.2, as applicable:

“Cause” means any of the following: (a) Purchaser willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (b) Purchaser commits a material breach of any written agreement between Purchaser and the Company that causes harm to the Company, which breach is not cured within thirty (30) days after receipt of written notice to Purchaser from the Company describing in detail such breach; (c) Purchaser willfully refuses to implement or follow a directive by Purchaser’s supervisor [(which shall be the Board during such time as Purchaser serves as the Chief Executive Officer of the Company)] directly related to Purchaser’s duties, which breach is not cured within thirty (30) days after receipt of written notice to Purchaser from the Company describing in detail such breach; or (d) Purchaser engages in material misfeasance or malfeasance demonstrated by a continued pattern of material failure to perform the essential job duties associated with Purchaser’s position, which breach is not cured within thirty (30) days after receipt of written notice to Purchaser from the Company describing in detail such breach.

“Change of Control” means (a) any transaction or series of related transactions resulting in a liquidation, dissolution or winding up of the Company, (b) a sale of all or substantially all of the assets of the Company that is followed by a liquidation, dissolution or winding up of the Company, (c) any sale or exchange of the capital stock of the Company by the stockholders of the Company in one transaction or a series of related transactions where more than fifty percent (50%) of the outstanding voting power of the Company is acquired by a person or entity or group of related persons or entities (other than pursuant to a recapitalization of the Company solely with its equity holders) or (d) any merger or consolidation (each, a “combination transaction”), in which the Company is a constituent entity or is a party with another entity if, as a result of such combination transaction, in one transaction or series of related transactions, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an “Acquiring Stockholder,” as defined below) do not represent, or are not converted into, securities of the surviving entity in such combination transaction (or such surviving entity’s parent entity if the surviving entity is owned by the parent) that, immediately after the consummation of such combination transaction, together possess at least a majority of the total voting power of all voting securities of such surviving entity (or its parent, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving entity (or its parent, if applicable) that are held by the Acquiring Stockholder. For purposes of this paragraph, an “Acquiring Stockholder” means a stockholder or stockholders of the Company that (i) merges or combines with the Company in such combination transaction or (ii) directly or indirectly owns or controls a majority of the voting power of another entity that merges or combines with the Company in such combination transaction.

“Good Reason” means any of the following actions by the Company without Purchaser’s written consent: (a) a material reduction in Purchaser’s duties or responsibilities that is inconsistent with Purchaser’s position, provided that a mere change of title alone shall not constitute such a material reduction, and provided further, that such a material reduction shall not be deemed to occur if Purchaser is employed by the Company or its successor with duties and responsibilities substantially similar to those held by Purchaser prior to the Change in Control; (b) the requirement that Purchaser change his or her principal office to a facility that increases Purchaser’s commute by more than thirty-five (35) miles from Purchaser’s commute to the location at which Purchaser is employed prior to such change, or (c) a material reduction in Purchaser’s annual base salary or a material reduction in Purchaser’s employee benefits (e.g., medical, dental, insurance, short- and long-term disability insurance and 401(k) retirement plan benefits, collectively, the “Employee Benefits”) to which Purchaser is entitled immediately prior to such reduction (other than (i) in connection with a general decrease in the salary or Employee Benefits of all similarly situated employees and (ii) following such Change of Control, to the extent necessary to make Purchaser’s salary or Employee Benefits commensurate with those other employees of the Company or its successor entity or parent entity who are similarly situated with Purchaser following such Change of Control).

6.3 Adjustments. The number of Shares that are Vested Shares or Unvested Shares will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split or recapitalization of the common stock of the Company occurring after the Effective Date.

6.4 Exercise of Repurchase Option at Original Price. At any time within ninety (90) days after the Termination Date, the Company may elect to repurchase any or all of the Unvested Shares by giving Purchaser written notice of exercise of the Repurchase Option. The Company and/or its assignee(s) will then have the option to repurchase from Purchaser (or from Purchaser’s personal representative as the case may be) any or all of the Unvested Shares at the Purchase Price Per Share specified in Section 1 above, as adjusted to reflect any stock dividend, stock split, reverse stock split or recapitalization of the common stock of the Company occurring after the Effective Date (the “Repurchase Price”). Notwithstanding anything to the contrary in the foregoing, unless the Company notifies the Purchaser within ninety (90) days from the Termination Date that it does not intend to exercise its Repurchase Option with respect to some or all of the Unvested Shares, the Repurchase Option shall be deemed automatically exercised by the Company at the end of such ninety (90) day period from the Termination Date and the execution of this Agreement shall constitute deemed notice of the Company’s intention to exercise its Repurchase Option with respect to all Unvested Shares to which its Repurchase Option applies (the “Deemed Notice”). If the Company neither notifies Purchaser prior to the end of such ninety (90) day period of the Company’s decision not to exercise its Repurchase Option, nor delivers payment of the aggregate Repurchase Price to Purchaser after the actual or deemed exercise of the Repurchase Option, then the sole remedy of Purchaser thereafter shall be to receive the aggregate Repurchase Price from the Company in the manner set forth above for the Unvested Shares that are deemed repurchased, and in no case shall Purchaser have any claim of ownership as to any of such Unvested Shares.

6.5 Payment of Repurchase Price. The Repurchase Price will be payable, at the option of the Company and/or its assignee(s), as the case may be, by check or by cancellation of all or a portion of any outstanding indebtedness owed by Purchaser to the Company (or to such assignee) or by any combination thereof. The Repurchase Price will be paid without interest within ninety (90) days after the Company gives the Purchaser written notice of the exercise of its Repurchase Option or the effectiveness of the Deemed Notice.

6.6 Right of Termination Unaffected. Nothing in this Agreement will be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company (or any Affiliate) to terminate Purchaser’s employment with the Company (or any Affiliate) at any time for any reason or no reason, with or without cause.

7. RIGHTS AS OWNER OF SHARES.

7.1 Encumbrances on Vested Shares. Purchaser may grant a lien or security interest in, or pledge, hypothecate or encumber Vested Shares only if each party to whom such lien or security interest is granted, or to whom such pledge, hypothecation or other encumbrance is made, agrees in a writing satisfactory to the Company that: (a) such lien, security interest, pledge, hypothecation or encumbrance will not apply to such Vested Shares after they are acquired by the Company and/or its assignees under this Agreement; and (b) the provisions of this Agreement will continue to apply to such Vested Shares in the hands of such party and any transferee of such party. Purchaser may not grant a lien or security interest in, or pledge, hypothecate or encumber, any Unvested Shares.

7.2 Encumbrance on Shares. Subject to the terms and conditions of this Agreement, Purchaser will have all of the rights to the Shares from and after the date that Purchaser delivers payment of the Purchase Price until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Right of First Refusal or the Repurchase Option. Upon an exercise of the Right of First Refusal or the Repurchase Option, Purchaser will have no further rights as a holder of the Shares so purchased upon such exercise, except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Purchaser will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.

8. ESCROW. As security for Purchaser’s faithful performance of this Agreement, Purchaser agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s), together with the Stock Powers executed by Purchaser and by Purchaser’s spouse, if any (with the date, transferee, stock certificate number and number of Shares left blank), to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) and Stock Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Escrow Holder will act solely for the Company as its agent and not as a fiduciary. Purchaser and the Company agree that Escrow Holder will not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement. The Shares will be released from escrow upon termination of the Right of First Refusal and the Repurchase Option.

9. TAX CONSEQUENCES. PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER’S PURCHASE OR DISPOSITION OF THE SHARES. PURCHASER REPRESENTS (a) THAT PURCHASER HAS CONSULTED WITH A TAX ADVISER THAT PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (b) THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. Purchaser hereby acknowledges that Purchaser has been informed that, in addition to receiving taxable income upon the receipt of any Shares paid for by the cancellation of compensation for services rendered, unless an election is filed by the Purchaser with the Internal Revenue Service (and, if necessary, the proper state taxing authorities) within 30 days after the purchase of the Shares to be effective, electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the Purchase Price of the Shares and their fair market value on the date of purchase, there will be a recognition of taxable income to the Purchaser, measured by the excess, if any, of the fair market value of the Shares, at the time they cease to be Unvested Shares, over the Purchase Price for such Shares. Purchaser represents that Purchaser has consulted any tax advisors Purchaser deems advisable in connection with Purchaser’s purchase of the Shares and the filing of the election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) is attached hereto as Exhibit 3 for reference. PURCHASER HEREBY ASSUMES ALL RESPONSIBILITY FOR PROPERLY COMPLETING AND TIMELY FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE REPURCHASE RESTRICTIONS ON THE UNVESTED SHARES.

10. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

10.1 Legends. Purchaser understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or federal securities laws, the Company’s Certificate of Incorporation or the Bylaws, any other agreement between Purchaser and the Company or any third party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, INCLUDING THE RIGHTS OF REPURCHASE AND FIRST REFUSAL HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S), AND A MARKET STANDOFF RESTRICTION, AS SET FORTH IN A FOUNDER’S RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS, INCLUDING THE RIGHTS OF REPURCHASE AND FIRST REFUSAL, AND THE MARKET STANDOFF RESTRICTION, ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS PROVIDED IN THE BYLAWS OF THE CORPORATION.

10.2 Stop-Transfer Instructions. Purchaser agrees that, to ensure compliance with the restrictions imposed by this Agreement and the Bylaws, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Bylaws or (b) to treat as owner of such Shares, or to accord the right to vote or pay dividends, to any purchaser or other transferee to whom such Shares have been so transferred.

11. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

12. GENERAL PROVISIONS.

12.1 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) at the time an electronic confirmation of receipt is received, if delivery is by email (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (d) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement or at such other address as such other party may designate by one of the indicated means of notice herein to the other party hereto. A “business day” shall be a day, other than Saturday or Sunday, when the banks in the city of San Francisco are open for business.

12.2 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

12.3 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, (a) all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement and (b) all references herein to “days” will mean “calendar days.”

12.4 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

12.5 Assignments; Successors and Assigns. The Company may assign any of its rights and obligations under this Agreement, including but not limited to its rights to repurchase Shares under the Right of First Refusal and the Repurchase Option. Any assignment of rights and obligations by any other party to this Agreement requires the Company’s prior written consent. This Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

12.6 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior and contemporaneous understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

12.7 Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this Section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

12.8 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

12.9 Counterparts; Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Founder’s Restricted Stock Purchase Agreement to be executed by its duly authorized representative and Purchaser has executed this Agreement, each as of the Effective Date.

“COMPANY”		“PURCHASER”

BIOND PHOTONICS INC.		JONATHAN/LEE

By:	/s/ Jonathan Klamkin	By:	/s/ Jonathan Klamkin
Name:	Jonathan Klamkin	Address:
Title:	President
Address:		Email:

Email:

[Signature Page to Founder’s Restricted Stock Purchase Agreement]

EXHIBIT 1

STOCK POWER AND ASSIGNMENT

SEPARATE FROM STOCK CERTIFICATE

STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Founder’s Restricted Stock Purchase Agreement dated as of October 27, 2020 (the “Agreement”), the undersigned hereby sells, assigns and transfers unto ______________________________, __________ shares of the Common Stock, no par value per share, of Biond Photonics Inc., a California corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s). ____ delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:
PURCHASER

(Signature)

(Please Print Name)

(Spouse’s Signature, if any)

(Please Print Spouse’s Name)

Instructions to Purchaser: Please do not fill in any blanks other than the signature line. The purpose of this Stock Power and Assignment is to enable the Company and/or its assignee(s) to acquire the shares upon exercise of its “Right of First Refusal” and/or “Repurchase Option” set forth in the Agreement without requiring additional signatures on the part of the Purchaser or Purchaser’s Spouse, if any.

EXHIBIT 2

SPOUSE CONSENT

SPOUSE CONSENT

The undersigned spouse of Jonathan/Lee(the “Purchaser”) has read, understands and hereby approves all the terms and conditions of the Founder’s Restricted Stock Purchase Agreement dated October ___, 2020 (the “Agreement”), by and between Purchaser and Biond Photonics Inc., a California corporation (the “Company”), pursuant to which Purchaser has purchased One Million Two Hundred Fifty Thousand (1,250,000) shares of the Company’s common stock (the “Shares”) in connection with the Agreement.

In consideration of the Company granting my spouse the right to purchase the Shares under the Agreement, I hereby agree to be irrevocably bound by all the terms and conditions of the Agreement (including but not limited to the Company’s Repurchase Option, the Right of First Refusal and the market standoff agreements contained therein) and further agree that any community property interest I may have in the Shares will be similarly bound by the Agreement.

I hereby appoint Purchaser as my attorney-in-fact, to act in my name, place and stead with respect to any amendment of the Agreement and with respect to the making and filing of an election under Internal Revenue Code Section 83(b) in connection with the purchase of the Shares.

Dated:
Signature of Spouse [Sign Here]

Name of Spouse [Please Print]

☐ Check this box if you do not have a spouse.

EXHIBIT 3

ELECTION UNDER SECTION 83(b) OF THE
INTERNAL REVENUE CODE

ELECTION UNDER SECTION 83(b) OF THE
INTERNAL REVENUE CODE

The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income for the Taxpayer’s current taxable year the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services.

1.	TAXPAYER’S NAME:	Jonathan/Lee

TAXPAYER’S ADDRESS:

SOCIAL SECURITY NUMBER:	__________________

TAXABLE YEAR: Calendar Year 2020

2.	The property with respect to which the election is made is described as follows: 1,000,000 shares of Common Stock, no par value per share, of Biond Photonics Inc., a California corporation (the “Company”), which is Taxpayer’s employer or the corporation for whom the Taxpayer performs services.

3.	The date on which the shares were transferred was October ___, 2020.

4.	The shares are subject to the following restrictions: The Company may repurchase all or a portion of the shares at the Taxpayer’s original purchase price under certain conditions at the time of Taxpayer’s termination of employment or services.

5.	The fair market value of the shares at the time of transfer (without regard to restrictions other than a non-lapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) was $0.008 per share x 1,000,000 shares = $8,000.00.

6.	The amount paid for such shares was $0.008 per share x 1,000,000 shares = $8,000.00.

7.	The amount to include in the Taxpayer’s gross income for the Taxpayer’s current taxable year is $0.

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (“IRS”), AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE PROPERTY, AND MUST ALSO BE FILED WITH THE TAXPAYER’S INCOME TAX RETURNS FOR THE CALENDAR YEAR. A COPY OF THE ELECTION HAS ALSO BEEN FURNISHED TO THE COMPANY. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

Dated:
Taxpayer’s Signature

EXHIBIT 4

PAYMENT FOR SHARES